UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2022

NEXTDECADE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana Street, Suite 3900, Houston, Texas 77002
(Address of Principal Executive Offices) (Zip Code)

(713) 574-1880
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.0001 par value	NEXT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2022, NextDecade Corporation (the “Company”) received notice from HGC NEXT INV LLC (“HGC”) of its intent, pursuant to that certain Purchaser Rights Agreement between the Company and HGC, dated as of August 3, 2018 (the “Purchaser Rights Agreement”), to replace Taewon Jun in his role as member of the Board of Directors (the “Board”) of the Company as a result of Mr. Jun taking on a new position in the parent company of HGC. Mr. Jun’s resignation from the Board was effective as of February 19, 2022, and his decision to resign from the Board was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

On February 19, 2022, the Board appointed Seokwon Ha as a Class B director of the Board to fill the vacancy created by Mr. Jun’s resignation. Mr. Ha was nominated by HGC to replace Mr. Jun as its designee on the Board. Mr. Ha will serve as a Class B director until the Company’s 2022 annual meeting of stockholders (the “Annual Meeting”). Mr. Ha will be on the slate of directors to be voted on by the stockholders of the Company at the Annual Meeting.

Mr. Ha is the President of Hanwha Impact Partners, a holding company managing investment portfolio in U.S. covering a wide range of sectors such as clean energy, data science, and life science and developing new business for sustainable growth. From April 2017 until December 2021, Mr. Ha served as a Senior Vice President leading New Business Development Team of Hanwha Impact in Seoul, Republic of Korea with an expertise related to cross border M&A.  Hanwha Group is a business conglomerate with affiliates operating in various industries including chemicals, energy, petrochemicals, solar, aerospace, and defense as well as finance, asset management, and hotel and resorts. Prior to joining Hanwha, Mr. Ha held roles in several investment banks and financial advisory firms, including NH Investment & Securities and Ernst & Young.

Mr. Ha received a Bachelor of Business Administration from Seoul National University and a Master of Business Administration from the Carnegie Mellon University Tepper School of Business.

As a director nominated to the Board pursuant to an agreement with the Company, Mr. Ha will be entitled to reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board. Mr. Ha has no direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2022

NEXTDECADE CORPORATION

By:	/s/ Vera de Gyarfas
Name: Vera de Gyarfas
Title: General Counsel